EXHIBIT 99.1

Third Amendment of Consulting Agreement

This Third Amendment (the “Amendment”) to the Consulting Agreement dated January 5, 2007, between World Energy Solutions, Inc. (“World Energy Solutions”) and Patrick Bischoff (the “Consultant”) (the “Agreement”), as amended, is entered into as of October 9, 2007 (“Third Amendment Effective Date”).

As of the Third Amendment Effective Date, the parties agree as follows:

1.	The date “September 30, 2007” in Section 1 of the Agreement is hereby deleted and replaced with “December 31, 2007”.

2.	The maximum monthly consulting fee of “eighteen thousand dollars ($18,000)” in Section 3 is hereby deleted and replaced with “nine thousand dollars ($9,000)”.

3.	All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have each caused this Amendment to be executed as of the Third Amendment Effective Date.

WORLD ENERGY SOLUTIONS, INC.

By:	/s/ James Parslow
Name: James Parslow
Title: Chief Financial Officer

/s/ Patrick Bischoff
Patrick Bischoff